Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--October 20, 2022
THIRD QUARTER 2022 FINANCIAL RESULTS

Third Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$264.0 million	$2.42	$358.1 million	3.78%	45.5%	$43.39
					$37.16[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance continued to execute on its diversified, national commercial business strategy, thoughtfully deploying liquidity into sound organic growth, generating record PPNR and earnings for the third quarter 2022,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Quarterly loan and deposit growth of $3.6 billion and $1.9 billion, respectively, lifted total assets to $69 billion and PPNR to $358.1 million. We achieved net income of $264.0 million and earnings per share of $2.42 for the third quarter 2022, which drove return on tangible common equity[1] to 24.9%. Tangible book value per share[1] climbed 1.3% quarterly to $37.16, or 7.2% year-over-year. Asset quality remained stable and strong with a nonperforming assets to total assets ratio of 0.15% and net loan recoveries of $1.9 million for the quarter."

Acquisition of Digital Disbursements and AmeriHome Mortgage Company:
On January 25, 2022, the Company completed its acquisition of Digital Settlement Technologies LLC, doing business as Digital Disbursements, a digital payments platform for the class action legal industry. On April 7, 2021, the Company completed its acquisition of Aris Mortgage Holding Company, LLC, the parent company of AmeriHome Mortgage Company, LLC ("AmeriHome"). The Company's results include the financial results of Digital Disbursements and AmeriHome beginning on the acquisition dates noted.

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $264.0 million and earnings per share of $2.42, compared to $260.2 million and $2.39, respectively
▪Net revenue of $663.9 million, an increase of 7.1%, or $43.9 million, compared to an increase in non-interest expenses of 13.7%, or $36.9 million
▪Pre-provision net revenue1 of $358.1 million, up $7.0 million from $351.1 million
▪Effective tax rate of 19.9%, compared to 19.6%
▪Net income of $264.0 million and earnings per share of $2.42, up 11.4% and 6.1%, from $236.9 million and $2.28, respectively
▪Net revenue of $663.9 million, an increase of 21.0%, or $115.4 million, compared to an increase in non-interest expenses of 30.8%, or $72.0 million
▪Pre-provision net revenue1 of $358.1 million, up $43.4 million from $314.7 million
▪Effective tax rate of 19.9%, compared to 21.7%

FINANCIAL POSITION RESULTS:
▪HFI loans of $52.2 billion, up $3.6 billion, or 29.6% annualized
▪Total deposits of $55.6 billion, up $1.9 billion, or 13.9% annualized
▪Stockholders' equity of $5.0 billion, up $62 million
▪Increase in HFI loans of $15.6 billion or 44.8%, net of EBO loans with a $1.8 billion balance at September 30, 2022 transferred from HFS to HFI in the second quarter 2022
▪Increase in total deposits of $10.3 billion, or 22.8%
▪Increase in stockholders' equity of $507 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.15%, compared to 0.15%
▪Annualized net loan (recoveries) charge-offs to average loans outstanding of (0.02)%, compared to 0.01%
▪Nonperforming assets to total assets of 0.15%, compared to 0.17%
▪Annualized net loan (recoveries) charge-offs to average loans outstanding of (0.02)%, compared to 0.04%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.78%, compared to 3.54%
▪Return on average assets and on tangible common equity1 of 1.53% and 24.9%, compared to 1.62% and 25.6%, respectively
▪Tangible common equity ratio1 of 5.9%, compared to 6.1%
▪Tangible book value per share1, net of tax, of $37.16, an increase of 1.3% from $36.67
▪Efficiency ratio1 of 45.5%, compared to 42.8%
▪Net interest margin of 3.78%, compared to 3.43%
▪Return on average assets and on tangible common equity1 of 1.53% and 24.9%, compared to 1.83% and 26.6%, respectively
▪Tangible common equity ratio1 of 5.9%, compared to 6.9%
▪Tangible book value per share1, net of tax, of $37.16, an increase of 7.2% from $34.67
▪Efficiency ratio1 of 45.5%, compared to 42.0%
1     See reconciliation of Non-GAAP Financial Measures on page 19.

Income Statement
Net interest income was $602.1 million in the third quarter 2022, an increase of $77.1 million from $525.0 million in the second quarter 2022, and an increase of $191.7 million, or 46.7%, compared to the third quarter 2021. The increase in net interest income from the second quarter 2022 is due to HFI loan growth and a higher rate environment, which drove an increase in yields on interest earning assets and also pushed interest rates higher on deposits and short-term borrowings. HFI loan growth and higher yields on HFI loans, partially offset by higher interest rates on deposits and an increase in other borrowings, drove the increase in net interest income from the third quarter 2021.
The Company recorded a provision for credit losses of $28.5 million in the third quarter 2022, an increase of $1.0 million from $27.5 million in the second quarter 2022, and an increase of $16.2 million from $12.3 million in the third quarter 2021. The provision for credit losses during the third quarter 2022 is primarily due to loan growth and heightened economic uncertainty.
The Company’s net interest margin in the third quarter 2022 was 3.78%, an increase from 3.54% in the second quarter 2022, and an increase from 3.43% in the third quarter 2021. The higher rate environment drove an increase in net interest margin, with yields on interest earning assets more than offsetting the increase in rates on deposits and debt. The increase in net interest margin from the third quarter 2021 was driven by HFI loan growth, partially offset by higher debt and deposit balances coupled with higher rates.
Non-interest income was $61.8 million for the third quarter 2022, compared to $95.0 million for the second quarter 2022, and $138.1 million for the third quarter 2021. The $33.2 million decrease in non-interest income from the second quarter 2022 was primarily related to a decrease in mortgage banking related income as a result of lower production volume and overall gain on sale margin attributable to the rising rate environment. Loan servicing revenue decreased $22.4 million as losses on MSR hedges increased, which was partially offset by an increase to the value of MSRs. Net gain on loan origination and sale activities decreased $12.7 million as a result of valuation losses on HFS loans and locks, partially offset by a reduction in losses on loan sales. The $76.3 million decrease from the third quarter 2021 was driven by a decrease in net gain on loan origination and sale activities of $106.5 million from lower production volume, partially offset by a $20.8 million increase in loan servicing revenue.

Net revenue was $663.9 million for the third quarter 2022, an increase of $43.9 million, or 7.1%, compared to $620.0 million for the second quarter 2022, and an increase of $115.4 million, or 21.0%, compared to $548.5 million for the third quarter 2021.
Non-interest expense was $305.8 million for the third quarter 2022, compared to $268.9 million for the second quarter 2022, and $233.8 million for the third quarter 2021. The Company’s efficiency ratio1 was 45.5% for the third quarter 2022, compared to 42.8% in the second quarter 2022, and 42.0% for the third quarter 2021. Non-interest expense increased from the second quarter 2022 due primarily to increased deposit costs. The increase in non-interest expense from the third quarter 2021 is attributable to increased deposit costs, legal, professional, and director's fees, and data processing costs, partially offset by lower loan acquisition and origination expenses as well as lower acquisition and restructure expenses.
Income tax expense was $65.6 million for the third quarter 2022, compared to $63.4 million for the second quarter 2022, and $65.5 million for the third quarter 2021.
Net income was $264.0 million for the third quarter 2022, an increase of $3.8 million from $260.2 million for the second quarter 2022, and an increase of $27.1 million from $236.9 million for the third quarter 2021. Earnings per share was $2.42 for the third quarter 2022, compared to $2.39 for the second quarter 2022, and $2.28 for the third quarter 2021.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the third quarter 2022, the Company’s PPNR1 was $358.1 million, up $7.0 million from $351.1 million in the second quarter 2022, and up $43.4 million from $314.7 million in the third quarter 2021.
The Company had 3,368 full-time equivalent employees and 60 offices at September 30, 2022, compared to 3,254 employees and 60 offices at June 30, 2022, and 3,061 employees and 54 offices at September 30, 2021.

1    See reconciliation of Non-GAAP Financial Measures on page 19.

Balance Sheet
HFI loans, net of deferred fees totaled $52.2 billion at September 30, 2022, compared to $48.6 billion at June 30, 2022, and $34.8 billion at September 30, 2021. HFI loan growth of $3.6 billion from the prior quarter was driven by increases of $1.6 billion in commercial and industrial, $893 million in CRE non-owner occupied, $766 million in residential real estate, and $390 million in construction and land development loans. From September 30, 2021, HFI loan growth of $15.6 billion (which excludes a transfer of government guaranteed early buyout ("EBO") residential loans from HFS to HFI in the second quarter of 2022 with a balance of $1.8 billion at September 30, 2022), was primarily driven by residential real estate, commercial and industrial, and CRE non-owner occupied loans which increased $6.4 billion, $5.8 billion, and $2.8 billion, respectively.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. At September 30, 2022, the allowance for loan losses to funded HFI loans ratio was 0.58%, compared to 0.56% at June 30, 2022, and 0.71% at September 30, 2021. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.68% at September 30, 2022, compared to 0.68% at June 30, 2022, and 0.80% at September 30, 2021. The decrease in the allowance for credit loss ratios from the prior year is due to loan mix changes resulting from growth in low loss segments. The Company is a party to credit linked note transactions, which effectively transfers a portion of the risk of loan losses on reference pools of loans to the purchasers of the notes. As of September 30, 2022, June 30, 2022, and September 30, 2021, the Company is protected from credit losses on reference pools of loans totaling $10.8 billion, $11.1 billion, and $1.9 billion, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance of $19 million as of September 30, 2022 and June 30, 2022 and $0.4 million as of September 30, 2021 related to these pools of loans. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.86% at September 30, 2022 and 0.88% at June 30, 2022.
Deposits totaled $55.6 billion at September 30, 2022, an increase of $1.9 billion from $53.7 billion at June 30, 2022, and an increase of $10.3 billion from $45.3 billion at September 30, 2021. By deposit type, the increase from the prior quarter is attributable to an increase of $1.2 billion from non-interest bearing demand deposits, $533 million from certificates of deposits, and $176 million from savings and money market accounts. From September 30, 2021, deposits increased across all deposit types, with increases in non-interest bearing demand deposits of $3.9 billion, interest-bearing demand deposits of $3.4 billion, savings and money market accounts of $1.8 billion, and certificates of deposit of $1.3 billion. Non-interest bearing deposits were $24.9 billion at September 30, 2022, compared to $23.7 billion at June 30, 2022, and $21.1 billion at September 30, 2021.
The table below shows the Company's deposit types as a percentage of total deposits:

	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
Non-interest bearing	44.8%	44.2%	46.5%
Savings and money market	34.6	35.4	38.5
Interest-bearing demand	15.0	15.6	11.0
Certificates of deposit	5.6	4.8	4.0
The Company’s ratio of HFI loans to deposits was 93.9% at September 30, 2022, compared to 90.4% at June 30, 2022, and 76.9% at September 30, 2021.
Borrowings were $6.3 billion at September 30, 2022, $5.2 billion at June 30, 2022, and $1.0 billion at September 30, 2021. The increase in borrowings from June 30, 2022 is due primarily to an increase in short-term borrowings of $1.1 billion. The increase in borrowings from September 30, 2021 is due to an increase in short-term borrowings of $4.6 billion and the issuance of $486 million of credit linked notes in the second quarter 2022 and $225 million in the fourth quarter 2021.
Qualifying debt totaled $889 million at September 30, 2022, compared to $891 million at June 30, 2022, and $1.1 billion at September 30, 2021. The decrease in qualifying debt from September 30, 2021 is primarily related to a $175 million subordinated debt redemption during the fourth quarter 2021.
Stockholders’ equity was $5.0 billion at September 30, 2022, compared to $5.0 billion at June 30, 2022, and $4.5 billion at September 30, 2021. Stockholders’ equity remained consistent quarter over quarter as net income and $50 million of sales of common stock under the Company's ATM program was offset by dividends to shareholders and unrealized fair value losses of approximately $220 million on the Company's available for sale securities, which are recorded in other comprehensive (loss) income, net of tax. A cash dividend of $0.36 per share was paid to common shareholders on August 26, 2022, totaling $39.0 million, and a cash dividend of $0.27 per depository share was paid to preferred shareholders on September 30, 2022, totaling $3.2 million. The increase in stockholders' equity from September 30, 2021 is primarily a function of net income and sales of common stock under the Company's ATM program, partially offset by dividends to shareholders and unrealized fair value losses on available for sale securities.
At September 30, 2022, tangible common equity, net of tax1, was 5.9% of tangible assets1 and total capital was 11.4% of risk-weighted assets. The Company’s tangible book value per share1 was $37.16 at September 30, 2022, an increase of 1.3% from $36.67, and up 7.2% from $34.67 at September 30, 2021. The increase in tangible book value per share from June 30, 2022 is attributable to net income and sales of common shares under the ATM program offset by fair value marks on the Company's available for sale securities, which are recorded in other comprehensive (loss) income, net of tax.
Total assets increased 4.7% to $69.2 billion at September 30, 2022, from $66.1 billion at June 30, 2022, and increased 31.1% from $52.8 billion at September 30, 2021. The increase in total assets from June 30, 2022 and September 30, 2021 was driven by continued organic loan and deposit growth.
1     See reconciliation of Non-GAAP Financial Measures on page 19.

Asset Quality
Provision for credit losses totaled $28.5 million for the third quarter 2022, compared to $27.5 million for the second quarter 2022, and $12.3 million for the third quarter 2021. Net loan (recoveries) charge-offs in the third quarter 2022 were $(1.9) million, or (0.02)% of average loans (annualized), compared to $1.4 million, or 0.01%, in the second quarter 2022, and $3.0 million, or 0.04%, in the third quarter 2021.
Nonaccrual loans increased $5 million to $90 million during the quarter and increased $12 million from September 30, 2021. Loans past due 90 days and still accruing interest were zero (excluding government guaranteed loans of $644 million) at September 30, 2022, compared to zero at June 30, 2022 and September 30, 2021 (excluding government guaranteed loans of $827 million and zero at June 30, 2022 and September 30, 2021, respectively). Loans past due 30-89 days and still accruing interest totaled $56 million (excluding government guaranteed loans of $245 million) at September 30, 2022, a decrease from $117 million at June 30, 2022, and an increase from $24 million at September 30, 2021 (excluding government guaranteed loans of $202 million and zero at June 30, 2022 and September 30, 2021, respectively).
Repossessed assets totaled $11 million at September 30, 2022, a $1 million decrease from $12 million at June 30, 2022 and September 30, 2021. Classified assets totaled $385 million at September 30, 2022, a increase of $39 million from $346 million at June 30, 2022, and an increase of $120 million from $265 million at September 30, 2021.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 7.1% at September 30, 2022, compared to 6.7% at June 30, 2022, and 6.3% at September 30, 2021.

1     See reconciliation of Non-GAAP Financial Measures on page 19.

Segment Highlights
The Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking and beginning on January 25, 2022 includes the financial results of Digital Disbursements.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported an HFI loan balance of $32.1 billion at September 30, 2022, an increase of $2.6 billion during the quarter, and an increase of $9.2 billion during the last twelve months. Deposits for the Commercial segment totaled $30.0 billion at September 30, 2022, an increase of $524 million during the quarter, and an increase of $1.6 billion during the last twelve months.
Pre-tax income for the Commercial segment was $298.2 million for the three months ended September 30, 2022, an increase of $58.3 million from the three months ended June 30, 2022, and an increase of $105.0 million from the three months ended September 30, 2021. For the nine months ended September 30, 2022, the Commercial segment reported total pre-tax income of $774.8 million, an increase of $151.7 million compared to the nine months ended September 30, 2021.
The Consumer Related segment reported an HFI loan balance of $20.1 billion at September 30, 2022, an increase of $1.0 billion during the quarter, and an increase of $8.2 billion during the last twelve months. The Consumer Related segment also has loans held for sale of $2.2 billion at September 30, 2022, a decrease of $599 million during the quarter, and a decrease of $4.3 billion during the last twelve months. Deposits for the Consumer Related segment totaled $21.0 billion, an increase of $1.3 billion during the quarter, and an increase of $5.2 billion during the last twelve months.
Pre-tax income for the Consumer Related segment was $93.2 million for the three months ended September 30, 2022, a decrease of $66.9 million from the three months ended June 30, 2022, and a decrease of $82.8 million from the three months ended September 30, 2021. Pre-tax income for the Consumer Related segment for the nine months ended September 30, 2022 totaled $380.3 million, an increase of $19.2 million compared to the nine months ended September 30, 2021.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2022 financial results at 12:00 p.m. ET on Friday, October 21, 2022. Participants may access the call by dialing 1-888-396-8049 and using the conference ID 11467649 or via live audio webcast using the website link https://events.q4inc.com/attendee/649968884. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET October 21st through 11:00 p.m. ET November 21st by dialing 1-877-674-7070, using passcode 467649.

Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.

Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the war between Russia and Ukraine; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $65 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, business clients benefit from a full spectrum of tailored banking solutions and outstanding service delivered by industry experts who put customers first. Major accolades include #2 best-performing of the 50 largest public U.S. banks in the S&P Global Market Intelligence listing for 2021, and #1 Best Emerging Regional Bank for 2022 by Bank Director. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of September 30,
				2022	2021	Change %
				(in millions)
Total assets				$69,165	$52,775	31.1%
Loans held for sale				2,204	6,534	(66.3)
HFI loans, net of deferred fees				52,201	34,802	50.0
Investment securities				8,603	7,696	11.8
Total deposits				55,589	45,283	22.8
Borrowings				6,319	1,003	NM
Qualifying debt				889	1,065	(16.5)
Stockholders' equity				5,021	4,514	11.2
Tangible common equity, net of tax (1)				4,047	3,613	12.0

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2022	2021	Change %	2022	2021	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$739.4	$442.8	67.0%	$1,803.5	$1,175.4	53.4%
Interest expense	137.3	32.4	NM	226.9	77.2	NM
Net interest income	602.1	410.4	46.7	1,576.6	1,098.2	43.6
Provision for (recovery of) credit losses	28.5	12.3	NM	65.0	(34.6)	NM
Net interest income after provision for credit losses	573.6	398.1	44.1	1,511.6	1,132.8	33.4
Non-interest income	61.8	138.1	(55.2)	263.1	293.8	(10.4)
Non-interest expense	305.8	233.8	30.8	823.3	613.6	34.2
Income before income taxes	329.6	302.4	9.0	951.4	813.0	17.0
Income tax expense	65.6	65.5	0.2	187.1	159.8	17.1
Net income	264.0	236.9	11.4	764.3	653.2	17.0
Dividends on preferred stock	3.2	—	NM	9.6	—	NM
Net income available to common stockholders	$260.8	$236.9	10.1	$754.7	$653.2	15.5
Diluted earnings per common share	$2.42	$2.28	6.1	$7.03	$6.35	10.7

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2022	2021	Change %	2022	2021	Change %
Diluted earnings per common share	$2.42	$2.28	6.1%	$7.03	$6.35	10.7%
Book value per common share	43.39	40.49	7.2
Tangible book value per common share, net of tax (1)	37.16	34.67	7.2
Average common shares outstanding (in millions):
Basic	107.5	103.3	4.1	107.0	102.3	4.6
Diluted	107.9	103.9	3.9	107.4	102.9	4.4
Common shares outstanding	108.9	104.2	4.5

Selected Performance Ratios:
Return on average assets (2)	1.53%	1.83%	(16.4)%	1.60%	1.89%	(15.3)%
Return on average tangible common equity (1, 2)	24.9	26.6	(6.4)	24.8	26.3	(5.7)
Net interest margin (2)	3.78	3.43	10.2	3.56	3.44	3.5
Efficiency ratio - tax equivalent basis (1)	45.5	42.0	8.3	44.2	43.3	2.1
Loan to deposit ratio	93.9	76.9	22.1

Asset Quality Ratios:
Net (recoveries) charge-offs to average loans outstanding (2)	(0.02)%	0.04%	NM	0.00%	0.02%	NM
Nonaccrual loans to funded HFI loans	0.17	0.22	(22.7)
Nonaccrual loans and repossessed assets to total assets	0.15	0.17	(11.8)
Allowance for loan losses to funded HFI loans	0.58	0.71	(18.3)
Allowance for loan losses to nonaccrual HFI loans	338	316	7.0

Capital Ratios:
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
Tangible common equity (1)	5.9%	6.1%	6.9%
Common Equity Tier 1 (3)	8.7	9.0	8.7
Tier 1 Leverage ratio (3)	7.5	7.6	7.9
Tier 1 Capital (3)	9.3	9.7	9.6
Total Capital (3)	11.4	11.9	12.6

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for September 30, 2022 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(dollars in millions, except per share data)
Interest income:
Loans	$657.0	$398.0	$1,608.3	$1,050.2
Investment securities	75.9	43.5	183.2	121.0
Other	6.5	1.3	12.0	4.2
Total interest income	739.4	442.8	1,803.5	1,175.4
Interest expense:
Deposits	77.6	12.3	118.8	34.7
Qualifying debt	8.9	10.8	25.9	23.9
Borrowings	50.8	9.3	82.2	18.6
Total interest expense	137.3	32.4	226.9	77.2
Net interest income	602.1	410.4	1,576.6	1,098.2
Provision for (recovery of) credit losses	28.5	12.3	65.0	(34.6)
Net interest income after provision for credit losses	573.6	398.1	1,511.6	1,132.8
Non-interest income:
Net loan servicing revenue (expense)	23.0	2.2	109.5	(18.6)
Net gain on loan origination and sale activities	14.5	121.0	78.6	253.0
Service charges and fees	6.5	7.1	21.1	21.2
Commercial banking related income	5.1	4.6	16.0	12.5
Income from equity investments	4.3	2.5	13.6	16.9
Gain on recovery from credit guarantees	0.4	—	11.7	—
Gain on sales of investment securities	—	—	6.7	0.1
Fair value loss adjustments on assets measured at fair value, net	(2.8)	(2.2)	(19.4)	(0.5)
Other	10.8	2.9	25.3	9.2
Total non-interest income	61.8	138.1	263.1	293.8
Non-interest expenses:
Salaries and employee benefits	136.5	133.5	413.8	346.1
Deposit costs	56.2	7.3	83.6	20.7
Legal, professional, and directors' fees	24.8	13.7	73.9	37.8
Data processing	21.8	15.4	59.1	40.3
Loan servicing expenses	15.2	15.6	40.7	37.9
Occupancy	13.9	12.4	39.7	31.4
Insurance	8.1	6.2	22.2	15.9
Loan acquisition and origination expenses	5.8	9.7	18.7	20.2
Business development and marketing	5.0	2.8	14.8	7.4
Net gain on sales and valuations of repossessed and other assets	(0.2)	(1.3)	(0.4)	(3.1)
Acquisition and restructure expenses	—	2.4	0.4	18.5
Other	18.7	16.1	56.8	40.5
Total non-interest expense	305.8	233.8	823.3	613.6
Income before income taxes	329.6	302.4	951.4	813.0
Income tax expense	65.6	65.5	187.1	159.8
Net income	264.0	236.9	764.3	653.2
Dividends on preferred stock	3.2	—	9.6	—
Net income available to common stockholders	$260.8	$236.9	$754.7	$653.2

Earnings per common share:
Diluted shares	107.9	103.9	107.4	102.9
Diluted earnings per share	$2.42	$2.28	$7.03	$6.35

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
	(in millions, except per share data)
Interest income:
Loans	$657.0	$516.6	$434.7	$438.6	$398.0
Investment securities	75.9	59.3	48.0	43.7	43.5
Other	6.5	3.7	1.8	1.0	1.3
Total interest income	739.4	579.6	484.5	483.3	442.8
Interest expense:
Deposits	77.6	27.1	14.1	12.8	12.3
Qualifying debt	8.9	8.6	8.4	9.2	10.8
Borrowings	50.8	18.9	12.5	10.7	9.3
Total interest expense	137.3	54.6	35.0	32.7	32.4
Net interest income	602.1	525.0	449.5	450.6	410.4
Provision for credit losses	28.5	27.5	9.0	13.2	12.3
Net interest income after provision for credit losses	573.6	497.5	440.5	437.4	398.1
Non-interest income:
Net loan servicing revenue	23.0	45.4	41.1	2.3	2.2
Net gain on loan origination and sale activities	14.5	27.2	36.9	73.2	121.0
Service charges and fees	6.5	7.6	7.0	7.1	7.1
Commercial banking related income	5.1	5.8	5.1	4.9	4.6
Income from equity investments	4.3	5.2	4.1	5.2	2.5
Gain on recovery from credit guarantees	0.4	9.0	2.3	7.2	—
Gain (loss) on sales of investment securities	—	(0.2)	6.9	8.3	—
Fair value loss adjustments on assets measured at fair value, net	(2.8)	(10.0)	(6.6)	(0.8)	(2.2)
Other	10.8	5.0	9.5	3.0	2.9
Total non-interest income	61.8	95.0	106.3	110.4	138.1
Non-interest expenses:
Salaries and employee benefits	136.5	139.0	138.3	120.6	133.5
Deposit costs	56.2	18.1	9.3	9.1	7.3
Legal, professional, and directors' fees	24.8	25.1	24.0	20.8	13.7
Data processing	21.8	19.7	17.6	17.9	15.4
Loan servicing expenses	15.2	14.7	10.8	15.6	15.6
Occupancy	13.9	13.0	12.8	12.4	12.4
Insurance	8.1	6.9	7.2	7.1	6.2
Loan acquisition and origination expenses	5.8	6.4	6.5	8.6	9.7
Business development and marketing	5.0	5.4	4.4	6.1	2.8
Net (gain) loss on sales and valuations of repossessed and other assets	(0.2)	(0.3)	0.1	(0.4)	(1.3)
Loss on extinguishment of debt	—	—	—	5.9	—
Acquisition and restructure expenses (recoveries)	—	—	0.4	(3.2)	2.4
Other	18.7	20.9	17.2	17.3	16.1
Total non-interest expense	305.8	268.9	248.6	237.8	233.8
Income before income taxes	329.6	323.6	298.2	310.0	302.4
Income tax expense	65.6	63.4	58.1	64.0	65.5
Net income	264.0	260.2	240.1	246.0	236.9
Dividends on preferred stock	3.2	3.2	3.2	3.5	—
Net income available to common stockholders	$260.8	$257.0	$236.9	$242.5	$236.9

Earnings per common share:
Diluted shares	107.9	107.7	106.6	104.5	103.9
Diluted earnings per share	$2.42	$2.39	$2.22	$2.32	$2.28

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
	(in millions)
Assets:
Cash and due from banks	$1,610	$1,886	$2,602	$516	$918
Investment securities	8,603	8,802	8,277	7,541	7,696
Loans held for sale	2,204	2,803	4,762	5,635	6,534
Loans held for investment:
Commercial and industrial	22,318	20,754	17,862	18,297	16,525
Commercial real estate - non-owner occupied	8,668	7,775	6,849	6,526	5,844
Commercial real estate - owner occupied	1,848	1,848	1,805	1,898	1,996
Construction and land development	3,621	3,231	3,278	3,023	2,943
Residential real estate	15,674	14,908	11,270	9,282	7,453
Consumer	72	56	55	49	41
Loans, net of deferred fees	52,201	48,572	41,119	39,075	34,802
Allowance for loan losses	(304)	(273)	(258)	(252)	(247)
Loans, net of deferred fees and allowance	51,897	48,299	40,861	38,823	34,555
Mortgage servicing rights	1,044	826	950	698	605
Premises and equipment, net	237	210	196	182	161
Operating lease right-of-use asset	131	136	142	133	106
Other assets acquired through foreclosure, net	11	12	12	12	12
Bank owned life insurance	181	180	179	180	179
Goodwill and other intangibles, net	682	695	698	635	608
Other assets	2,565	2,206	1,897	1,628	1,401
Total assets	$69,165	$66,055	$60,576	$55,983	$52,775
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$24,926	$23,721	$23,520	$21,353	$21,058
Interest bearing:
Demand	8,350	8,387	8,268	6,924	4,955
Savings and money market	19,202	19,026	18,553	17,279	17,440
Certificates of deposit	3,111	2,578	1,818	2,056	1,830
Total deposits	55,589	53,712	52,159	47,612	45,283
Borrowings	6,319	5,210	833	1,502	1,003
Qualifying debt	889	891	893	896	1,065
Operating lease liability	149	151	155	143	115
Accrued interest payable and other liabilities	1,198	1,132	1,524	867	795
Total liabilities	64,144	61,096	55,564	51,020	48,261
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,049	1,990	1,979	1,879	1,610
Retained earnings	3,413	3,192	2,973	2,773	2,567
Accumulated other comprehensive (loss) income	(736)	(518)	(235)	16	42
Total stockholders' equity	5,021	4,959	5,012	4,963	4,514
Total liabilities and stockholders' equity	$69,165	$66,055	$60,576	$55,983	$52,775

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
	(in millions)
Allowance for loan losses
Balance, beginning of period	$273.2	$257.6	$252.5	$246.9	$232.9
Provision for credit losses (1)	29.0	17.0	5.3	7.0	17.0
Recoveries of loans previously charged-off:
Commercial and industrial	3.8	0.8	2.4	1.8	0.1
Commercial real estate - non-owner occupied	0.1	—	—	0.3	—
Commercial real estate - owner occupied	—	0.1	—	—	0.1
Construction and land development	0.1	—	—	—	0.1
Residential real estate	—	0.1	—	0.4	—
Consumer	—	—	—	—	—
Total recoveries	4.0	1.0	2.4	2.5	0.3
Loans charged-off:
Commercial and industrial	2.1	2.4	2.6	3.8	3.3
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	—	—	—	—	—
Construction and land development	—	—	—	—	—
Residential real estate	—	—	—	0.1	—
Consumer	—	—	—	—	—
Total loans charged-off	2.1	2.4	2.6	3.9	3.3
Net loan (recoveries) charge-offs	(1.9)	1.4	0.2	1.4	3.0
Balance, end of period	$304.1	$273.2	$257.6	$252.5	$246.9

Allowance for unfunded loan commitments
Balance, beginning of period	$53.8	$43.3	$37.6	$32.1	$31.3
(Recovery of) provision for credit losses (1)	(1.7)	10.5	5.7	5.5	0.8
Balance, end of period (2)	$52.1	$53.8	$43.3	$37.6	$32.1

Components of the allowance for credit losses on loans
Allowance for loan losses	$304.1	$273.2	$257.6	$252.5	$246.9
Allowance for unfunded loan commitments	52.1	53.8	43.3	37.6	32.1
Total allowance for credit losses on loans	$356.2	$327.0	$300.9	$290.1	$279.0

Net (recoveries) charge-offs to average loans - annualized	(0.02)%	0.01%	0.00%	0.02%	0.04%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.58%	0.56%	0.63%	0.65%	0.71%
Allowance for credit losses to funded HFI loans (3)	0.68	0.68	0.73	0.74	0.80
Allowance for loan losses to nonaccrual HFI loans	338	321	283	346	317
Allowance for credit losses to nonaccrual HFI loans	396	385	331	397	358
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a $1.2 million provision for credit losses on investment securities for the three months ended September 30, 2022. The allowance for credit losses on investment securities totaled $4.4 million as of September 30, 2022.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $19 million as of September 30, 2022 related to a $10.8 billion pool of loans covered under four separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$90	$85	$91	$73	$78
Nonaccrual loans to funded HFI loans	0.17%	0.17%	0.22%	0.19%	0.22%
Repossessed assets	$11	$12	$12	$12	$12
Nonaccrual loans and repossessed assets to total assets	0.15%	0.15%	0.17%	0.15%	0.17%

Loans Past Due
Loans past due 90 days, still accruing (1)	$—	$—	$—	$—	$—
Loans past due 90 days, still accruing to funded HFI loans	—%	—%	—%	—%	—%
Loans past due 30 to 89 days, still accruing (2)	$56	$117	$58	$53	$24
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.11%	0.24%	0.14%	0.13%	0.07%

Other credit quality metrics
Special mention loans	$312	$317	$350	$331	$364
Special mention loans to funded HFI loans	0.60%	0.65%	0.85%	0.85%	1.05%

Classified loans on accrual	$268	$232	$253	$216	$175
Classified loans on accrual to funded HFI loans	0.51%	0.48%	0.61%	0.55%	0.50%
Classified assets	$385	$346	$365	$301	$265
Classified assets to total assets	0.56%	0.52%	0.60%	0.54%	0.50%
(1)    Excludes government guaranteed residential mortgage loans of $644 million and $827 million as of September 30, 2022 and June 30, 2022, respectively.
(2)    Excludes government guaranteed residential mortgage loans of $245 million and $202 million as of September 30, 2022 and June 30, 2022, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2022			June 30, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$3,993	$49.0	4.87%	$4,333	$43.1	3.99%
Loans held for investment:
Commercial and industrial	21,551	282.1	5.25	19,576	205.6	4.27
CRE - non-owner occupied	8,128	111.4	5.44	7,152	83.1	4.67
CRE - owner occupied	1,839	23.3	5.12	1,836	22.7	5.05
Construction and land development	3,471	59.5	6.80	3,336	47.7	5.73
Residential real estate	15,125	130.9	3.43	13,698	113.8	3.33
Consumer	63	0.8	5.32	58	0.6	4.29
Total HFI loans (1), (2), (3)	50,177	608.0	4.84	45,656	473.5	4.19
Securities:
Securities - taxable	6,680	56.4	3.35	6,674	41.3	2.48
Securities - tax-exempt	2,047	19.5	4.73	2,017	18.0	4.53
Total securities (1)	8,727	75.9	3.66	8,691	59.3	2.94
Cash and other	1,239	6.5	2.07	1,650	3.7	0.91
Total interest earning assets	64,136	739.4	4.62	60,330	579.6	3.91
Non-interest earning assets
Cash and due from banks	242			262
Allowance for credit losses	(282)			(266)
Bank owned life insurance	180			179
Other assets	4,100			3,766
Total assets	$68,376			$64,271
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$8,466	$24.5	1.15%	$8,346	$8.0	0.38%
Savings and money market	18,515	44.5	0.95	18,771	16.5	0.35
Certificates of deposit	2,843	8.6	1.19	2,040	2.6	0.52
Total interest-bearing deposits	29,824	77.6	1.03	29,157	27.1	0.37
Short-term borrowings	4,136	27.0	2.59	2,917	8.6	1.19
Long-term debt	1,228	23.8	7.69	786	10.3	5.24
Qualifying debt	891	8.9	3.94	894	8.6	3.85
Total interest-bearing liabilities	36,079	137.3	1.51	33,754	54.6	0.65
Interest cost of funding earning assets			0.84			0.37
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	25,865			24,327
Other liabilities	1,282			1,169
Stockholders’ equity	5,150			5,021
Total liabilities and stockholders' equity	$68,376			$64,271
Net interest income and margin (4)		$602.1	3.78%		$525.0	3.54%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.5 million and $8.2 million for the three months ended September 30, 2022 and June 30, 2022, respectively.
(2)    Included in the yield computation are net loan fees of $31.9 million and $36.4 million for the three months ended September 30, 2022 and June 30, 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$3,993	$49.0	4.87%	$7,254	$61.3	3.35%
Loans held for investment:
Commercial and industrial	21,551	282.1	5.25	14,943	156.1	4.23
CRE - non-owner-occupied	8,128	111.4	5.44	5,754	68.5	4.73
CRE - owner-occupied	1,839	23.3	5.12	2,030	25.1	5.00
Construction and land development	3,471	59.5	6.80	2,863	40.6	5.63
Residential real estate	15,125	130.9	3.43	5,907	46.0	3.09
Consumer	63	0.8	5.32	44	0.4	4.18
Total HFI loans (1), (2), (3)	50,177	608.0	4.84	31,541	336.7	4.28
Securities:
Securities - taxable	6,680	56.4	3.35	5,521	25.6	1.84
Securities - tax-exempt	2,047	19.5	4.73	2,223	17.9	4.00
Total securities (1)	8,727	75.9	3.66	7,744	43.5	2.46
Other	1,239	6.5	2.07	1,883	1.3	0.27
Total interest earning assets	64,136	739.4	4.62	48,422	442.8	3.70
Non-interest earning assets
Cash and due from banks	242			291
Allowance for credit losses	(282)			(242)
Bank owned life insurance	180			179
Other assets	4,100			2,684
Total assets	$68,376			$51,334
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$8,466	$24.5	1.15%	$4,787	$1.4	0.12%
Savings and money market accounts	18,515	44.5	0.95	16,833	8.9	0.21
Certificates of deposit	2,843	8.6	1.19	1,902	2.0	0.41
Total interest-bearing deposits	29,824	77.6	1.03	23,522	12.3	0.21
Short-term borrowings	4,136	27.0	2.59	418	1.1	1.07
Long-term debt	1,228	23.8	7.69	558	8.2	5.79
Qualifying debt	891	8.9	3.94	1,076	10.8	3.98
Total interest-bearing liabilities	36,079	137.3	1.51	25,574	32.4	0.50
Interest cost of funding earning assets			0.84			0.27
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	25,865			20,732
Other liabilities	1,282			855
Stockholders’ equity	5,150			4,173
Total liabilities and stockholders' equity	$68,376			$51,334
Net interest income and margin (4)		$602.1	3.78%		$410.4	3.43%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.5 million and $8.5 million for the three months ended September 30, 2022 and 2021, respectively.
(2)    Included in the yield computation are net loan fees of $31.9 million and $30.4 million for the three months ended September 30, 2022 and 2021, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$4,939	$142.5	3.86%	$4,235	$104.1	3.29%
Loans held for investment:
Commercial and industrial	19,553	653.5	4.53	14,268	455.3	4.36
CRE - non-owner occupied	7,328	267.6	4.89	5,701	201.3	4.73
CRE - owner occupied	1,844	68.8	5.08	2,050	73.5	4.91
Construction and land development	3,301	148.9	6.03	2,714	116.1	5.72
Residential real estate	13,087	325.0	3.32	4,067	98.6	3.24
Consumer	58	2.0	4.57	37	1.3	4.65
Total HFI loans (1), (2), (3)	45,171	1,465.8	4.37	28,837	946.1	4.44
Securities:
Securities - taxable	6,300	127.5	2.71	5,231	70.2	1.79
Securities - tax-exempt	2,067	55.7	4.51	2,124	50.8	4.02
Total securities (1)	8,367	183.2	3.14	7,355	121.0	2.44
Other	1,646	12.0	0.97	3,205	4.2	0.17
Total interest earning assets	60,123	1,803.5	4.06	43,632	1,175.4	3.68
Non-interest earning assets
Cash and due from banks	250			306
Allowance for credit losses	(270)			(263)
Bank owned life insurance	180			178
Other assets	3,724			2,392
Total assets	$64,007			$46,245
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$8,188	$35.2	0.57%	$4,357	$4.2	0.13%
Savings and money market accounts	18,474	70.6	0.51	15,342	24.0	0.21
Certificates of deposit	2,271	13.0	0.76	1,774	6.5	0.49
Total interest-bearing deposits	28,933	118.8	0.55	21,473	34.7	0.22
Short-term borrowings	2,745	37.4	1.82	664	5.8	1.16
Long-term debt	930	44.8	6.45	309	12.8	5.55
Qualifying debt	893	25.9	3.87	777	23.9	4.12
Total interest-bearing liabilities	33,501	226.9	0.91	23,223	77.2	0.44
Interest cost of funding earning assets			0.50			0.24
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	24,269			18,380
Other liabilities	1,183			812
Stockholders’ equity	5,054			3,830
Total liabilities and stockholders' equity	$64,007			$46,245
Net interest income and margin (4)		$1,576.6	3.56%		$1,098.2	3.44%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $24.7 million and $24.9 million for the nine months ended September 30, 2022 and 2021, respectively.
(2)    Included in the yield computation are net loan fees of $97.4 million and $95.9 million for the nine months ended September 30, 2022 and 2021, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At September 30, 2022:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$10,213	$12	$—	$10,201
Loans held for sale	2,204	—	2,204	—
Loans, net of deferred fees and costs	52,201	32,060	20,141	—
Less: allowance for credit losses	(304)	(266)	(38)	—
Total loans	51,897	31,794	20,103	—
Other assets acquired through foreclosure, net	11	11	—	—
Goodwill and other intangible assets, net	682	294	388	—
Other assets	4,158	370	1,890	1,898
Total assets	$69,165	$32,481	$24,585	$12,099
Liabilities:
Deposits	$55,589	$30,006	$20,957	$4,626
Borrowings and qualifying debt	7,208	26	375	6,807
Other liabilities	1,347	105	447	795
Total liabilities	64,144	30,137	21,779	12,228
Allocated equity:	5,021	2,802	1,711	508
Total liabilities and stockholders' equity	$69,165	$32,939	$23,490	$12,736
Excess funds provided (used)	—	458	(1,095)	637

No. of offices	60	50	8	2
No. of full-time equivalent employees	3,368	659	1,077	1,632

Income Statement:

Three Months Ended September 30, 2022:	(in millions)
Net interest income	$602.1	$413.0	$235.0	$(45.9)
Provision for (recovery of) credit losses	28.5	19.9	7.6	1.0
Net interest income (expense) after provision for credit losses	573.6	393.1	227.4	(46.9)
Non-interest income	61.8	16.1	44.2	1.5
Non-interest expense	305.8	111.0	178.4	16.4
Income (loss) before income taxes	329.6	298.2	93.2	(61.8)
Income tax expense (benefit)	65.6	71.0	22.3	(27.7)
Net income (loss)	$264.0	$227.2	$70.9	$(34.1)

Nine Months Ended September 30, 2022:	(in millions)
Net interest income	$1,576.6	$1,118.3	$637.7	$(179.4)
Provision for (recovery of) credit losses	65.0	53.1	12.9	(1.0)
Net interest income (expense) after provision for credit losses	1,511.6	1,065.2	624.8	(178.4)
Non-interest income	263.1	51.0	198.0	14.1
Non-interest expense	823.3	341.4	442.5	39.4
Income (loss) before income taxes	951.4	774.8	380.3	(203.7)
Income tax expense (benefit)	187.1	184.4	90.8	(88.1)
Net income (loss)	$764.3	$590.4	$289.5	$(115.6)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate
At December 31, 2021:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$8,057	$13	$82	$7,962
Loans held for sale	5,635	—	5,635	—
Loans, net of deferred fees and costs	39,075	25,092	13,983	—
Less: allowance for credit losses	(252)	(226)	(26)	—
Total loans	38,823	24,866	13,957	—
Other assets acquired through foreclosure, net	12	12	—	—
Goodwill and other intangible assets, net	635	295	340	—
Other assets	2,821	254	1,278	1,289
Total assets	$55,983	$25,440	$21,292	$9,251
Liabilities:
Deposits	$47,612	$30,467	$15,363	$1,782
Borrowings and qualifying debt	2,398	—	353	2,045
Other liabilities	1,010	233	138	639
Total liabilities	51,020	30,700	15,854	4,466
Allocated equity:	4,963	2,588	1,596	779
Total liabilities and stockholders' equity	$55,983	$33,288	$17,450	$5,245
Excess funds provided (used)	—	7,848	(3,842)	(4,006)

No. of offices	58	50	7	1
No. of full-time equivalent employees	3,139	628	1,173	1,338

Income Statement:

Three Months Ended September 30, 2021:	(in millions)
Net interest income	$410.4	$304.4	$170.3	$(64.3)
Provision for (recovery of) credit losses	12.3	19.3	(5.5)	(1.5)
Net interest income (expense) after provision for credit losses	398.1	285.1	175.8	(62.8)
Non-interest income	138.1	15.1	123.8	(0.8)
Non-interest expense	233.8	107.0	123.6	3.2
Income (loss) before income taxes	302.4	193.2	176.0	(66.8)
Income tax expense (benefit)	65.5	46.5	42.6	(23.6)
Net income (loss)	$236.9	$146.7	$133.4	$(43.2)

Nine Months Ended September 30, 2021:	(in millions)
Net interest income	$1,098.2	$848.8	$417.8	$(168.4)
(Recovery of) provision for credit losses	(34.6)	(35.5)	3.4	(2.5)
Net interest income (expense) after provision for credit losses	1,132.8	884.3	414.4	(165.9)
Non-interest income	293.8	48.2	241.1	4.5
Non-interest expense	613.6	309.4	294.4	9.8
Income (loss) before income taxes	813.0	623.1	361.1	(171.2)
Income tax expense (benefit)	159.8	149.8	87.5	(77.5)
Net income (loss)	$653.2	$473.3	$273.6	$(93.7)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
	(in millions)
Net interest income	$602.1	$525.0	$449.5	$450.6	$410.4
Total non-interest income	61.8	95.0	106.3	110.4	138.1
Net revenue	$663.9	$620.0	$555.8	$561.0	$548.5
Total non-interest expense	305.8	268.9	248.6	237.8	233.8
Pre-provision net revenue (1)	$358.1	$351.1	$307.2	$323.2	$314.7
Less:
Provision for credit losses	28.5	27.5	9.0	13.2	12.3
Income tax expense	65.6	63.4	58.1	64.0	65.5
Net income	$264.0	$260.2	$240.1	$246.0	$236.9

Efficiency Ratio by Quarter:
Total non-interest expense	$305.8	$268.9	$248.6	$237.8	$233.8
Divided by:
Total net interest income	602.1	525.0	449.5	450.6	410.4
Plus:
Tax equivalent interest adjustment	8.5	8.2	8.0	8.4	8.5
Total non-interest income	61.8	95.0	106.3	110.4	138.1
	$672.4	$628.2	$563.8	$569.4	$557.0
Efficiency ratio - tax equivalent basis (2)	45.5%	42.8%	44.1%	41.8%	42.0%

Tangible Common Equity:
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
	(dollars and shares in millions)
Total stockholders' equity	$5,021	$4,959	$5,012	$4,963	$4,514
Less:
Goodwill and intangible assets	682	695	698	635	608
Preferred stock	295	295	295	295	295
Total tangible common equity	4,044	3,969	4,019	4,033	3,611
Plus: deferred tax - attributed to intangible assets	3	2	2	2	2
Total tangible common equity, net of tax	$4,047	$3,971	$4,021	$4,035	$3,613
Total assets	$69,165	$66,055	$60,576	$55,983	$52,775
Less: goodwill and intangible assets, net	682	695	698	635	608
Tangible assets	68,483	65,360	59,878	55,348	52,167
Plus: deferred tax - attributed to intangible assets	3	2	2	2	2
Total tangible assets, net of tax	$68,486	$65,362	$59,880	$55,350	$52,169
Tangible common equity ratio (3)	5.9%	6.1%	6.7%	7.3%	6.9%
Common shares outstanding	108.9	108.3	108.3	106.6	104.2
Tangible book value per share, net of tax (3)	$37.16	$36.67	$37.13	$37.84	$34.67

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate financial condition and capital strength. In addition, we believe that use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476